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                                                                    EXHIBIT 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 4, 2000 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), on the consolidated financial statements of Ultra Motorcycle Company (formerly Bikers Dream, Inc.), for the year ended December 31, 1999.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 5, 2001